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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     We consent to the incorporation by reference in the Registration Statement of TransTexas Gas Corporation ("Company") on Form S-3 (File No. 33-91494) of our reserve report dated February 1, 1997 ("Reserve Report"), and to the references to our name under the caption "Experts" and elsewhere in the form and context in which it appears in such Registration Statement. We also consent to the references to our Reserve Report and to our name in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1997 in the form and context in which they appear.

                                        NETHERLAND, SEWELL & ASSOCIATES, INC.

Houston, Texas
May 1, 1997